Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Spring Bank Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 15, 2016	By:	/s/ Martin Driscoll
Martin Driscoll Chief Executive officer
(Principal Executive Officer)

By:	/s/ Jonathan Freve
Jonathan Freve Chief Financial Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)